Exhibit 99.1

JDA Investor Relations Contacts:
Lawrence Delaney, Jr., The Berlin Group
Tel: 714-734-5000; larry@berlingroup.com
JDA Software Group, Inc.
NEWS RELEASE	Kris Magnuson, Executive Vice President & Chief
Financial Officer, JDA Software Group, Inc.
Tel: 480-308-3000
JDA Announces Second Quarter 2006 Results
Scottsdale, Ariz. — July 24, 2006 — JDA® Software Group, Inc. today announced financial results for the second quarter ended June 30, 2006. JDA reported total revenues of $51.8 million and software revenues of $10.4 million for second quarter 2006, compared to total revenues of $54.9 million and software revenues of $15.3 million for second quarter 2005.
     JDA reported GAAP net income for second quarter 2006 of $0.04 per share, as compared to a GAAP net income of $0.12 per share in second quarter 2005. The Company reported adjusted non-GAAP earnings for second quarter 2006 of $0.09 per share, which excludes amortization of acquired software technology and intangibles, and a restructuring charge, as compared to adjusted non-GAAP earnings per share of $0.17 for second quarter 2005, which excluded amortization of acquired software technology and intangibles, a restructuring charge and adjustments to acquisition-related reserves, and discrete tax item benefits.
     “As a consequence of our software performance in the second quarter, we have reduced our annual guidance. We now expect total revenues for 2006 to range from $290 million to $299 million, software revenues to range from $61 million to $70 million and adjusted non-GAAP earnings per share, excluding amortization of intangibles and restructuring charges, to range from $0.72 to $0.88 per share,” stated JDA CEO Hamish Brewer.
     “We believe our acquisition of Manugistics will have an immediate positive impact on earnings in the second half of 2006. We also look forward to more predictable earnings as our financial model has changed with the acquisition and we now expect over 45% of our total revenues to come from a stable maintenance base. This increased financial strength should enable us to drive accelerated innovation to our 5,500 customers and create a clear and sustained competitive differentiation for JDA,” added Brewer.
SECOND QUARTER 2006 HIGHLIGHTS
•	Manugistics Acquisition: The Company announced its planned merger with Manugistics Group, Inc. during second quarter 2006 and subsequently completed the acquisition on July 5, 2006. With this acquisition, JDA is now uniquely positioned to offer the first vertically-focused optimization solution to the Global Supply and Demand Chain market that addresses mission critical requirements from raw materials flowing into production to end-consumer products at the shelf.
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•	JDA FOCUS 2006: JDA hosted its most successful FOCUS global conference on May 7-10th in Las Vegas. Over 1,400 registered representatives endorsed JDA’s growth initiatives and product roadmap. JDA announced an update on the evolution of the next generation of JDA Portfolio® solutions and the planned release of Strategic Supply and Demand Management on the PortfolioEnabled® framework.

•	Regional Sales Activity: In Europe, Middle East and Africa, JDA closed $3.2 million in software license deals in second quarter 2006, compared to $1.7 million in first quarter 2006 and $3.4 million in second quarter 2005. Asia Pacific closed $2.1 million in software license deals in second quarter 2006, compared to $131,000 in first quarter 2006 and $2.3 in second quarter 2005. The Americas closed $5.1 million in software license deals in second quarter 2006, compared to $5.3 million in first quarter 2006 and $9.5 million in second quarter 2005.

•	Software Deals: JDA signed 74 new software deals during the second quarter, including five deals for two or more JDA Portfolio software applications and two deals greater than $1 million. Essar Information Technology Limited, a multi-billion Indian conglomerate signed a software license for applications from eight JDA product families including Enterprise Planning by Arthur®, a next generation application that operates on the PortfolioEnabled® framework. JDA also signed additional licenses in second quarter 2006 with existing customers including American Eagle Outfitters, Inc., Carrefour Belgium, Farmacias Ahumada, S.A. and Northern Tool & Equipment Co.

•	Strong Cash Generation: JDA ended second quarter 2006 with $130.8 million in cash and marketable securities as compared to $111.5 million at December 31, 2005. JDA generated $13.3 million in cash flow from operations during second quarter 2006 as compared to $1.7 million in second quarter 2005. DSOs were 64 days at the end of second quarter 2006, compared to 81 days at the end of first quarter 2005 and 66 days at the end of second quarter 2005.
SIX-MONTH 2006 RESULTS
     For the six months ended June 30, 2006, total revenues were $99.6 million compared with $105.1 million for the same period in 2005. Software license revenues decreased 31% to $17.5 million for the first half of 2006, as compared to $25.5 million in the first half of 2005. JDA reported GAAP net income of $1.6 million or $0.05 per share in the first half of 2006, as compared to GAAP net income of $4.3 million or $0.15 per share in the first half of 2005.

     Adjusted non-GAAP earnings for the first half of 2006 were $0.16 per share, as compared to $0.25 per share in the first half of 2005. The non-GAAP earnings results excludes amortization of acquired software technology and intangibles, restructuring charges and adjustments to acquisition-related reserves and discrete tax item benefits, all of which are itemized in the attached schedule of non-GAAP measures of performance.
     Cash flow from operations was $18.4 million for the first half of 2006 as compared to $7.5 million for the first half of 2005.
Conference Call and Webcast Information for Today’s Announcements
     JDA will host a conference call at 4:45 pm Eastern today to discuss its earnings results. To participate in the call, dial 1-800-921-9431 (United States) or 1-973-935-8505 (International) and ask the operator for the “JDA Software Group Second Quarter 2006 Earnings Conference Call.” A replay of the conference call will begin today at 6:45 pm (Eastern) and will end on August 24, 2006 at Midnight (Eastern). A replay will be available by dialing 1-877-519-4471 (United States) or 1-973-341-3080 (International) using pin number 7571207.
     To participate in the live Web cast of the call, visit the following web page at the time of the conference call http://viavid.net/dce.aspx?sid=000032E9. A replay of the Web cast will be available approximately 10 minutes after the conclusion of the event.
ABOUT JDA SOFTWARE
     With its acquisition of Manugistics on July 5, 2006, JDA® Software Group, Inc. (Nasdaq:JDAS) is the global leader in helping more than 5,500 retail, manufacturing and wholesale-distribution customers in 60 countries realize real demand chain results. By capitalizing on its industry position and financial strength, JDA commits significant resources to advancing the JDA Portfolio® suite of supply and demand chain solutions. JDA Portfolio software enables high-performance business process optimization and execution from the manufacturer’s plant, through distribution to an end customer or a retailer’s shelf. With offices in major cities around the world, JDA employs the industry’s most experienced supply and demand chain experts to develop, deliver and support its solutions. For more information, visit www.jda.com, email info@jda.com or call 1-800-479-7382.

This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include Mr. Brewer’s statements that JDA has reduced its annual guidance and expects total revenues for 2006 to range from $290 million to $299 million, software revenues to range from $61 million to $70 million and adjusted non-GAAP earnings per share to range from $0.72 to $0.88 per share, that the acquisition of Manugistics will have an immediate positive impact on earnings in the second half of 2006, that JDA’s earnings will be more predictable as a result of a larger maintenance base, that the larger maintenance base provides increased financial strength that should enable JDA to drive accelerated innovation to its customers and create a clear and sustained competitive differentiation, and the attendance and feedback of our FOCUS user conference and any implication that it will lead to additional sales. Future events may involve risks and uncertainties, including, but not limited to, uncertainties inherent in predicting closure of software transactions and future earnings results based upon sales pipelines, competitive win rates and interest expressed at events such as a users conference, particularly in volatile markets and industries such as our own, the risk that even with the Manugistics acquisition our quarterly earnings will continue to be volatile, the risk that we may have difficulty integrating Manugistics and other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. As a result of these and other risks, actual results may differ materially from those predicted. We undertake no obligation to update information in this release.
“JDA” and “JDA Portfolio” are trademarks or registered trademarks of JDA Software Group. Any trade, product or service name referenced in this document using the name “JDA” is a trademark and/or property of JDA Software Group. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders’.

JDA SOFTWARE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30,	December 31,
	2006	2005
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$125,859	$71,035
Marketable securities	4,950	40,472

Total cash and marketable securities	130,809	111,507

Accounts receivable, net	36,896	42,415
Deferred tax asset	4,174	4,361
Prepaid expenses and other current assets	11,774	8,142
Promissory note receivable	—	1,213

Total current assets	183,653	167,638

Property and Equipment, net	41,119	42,825

Goodwill	60,531	60,531

Other Intangibles, net:
Customer lists	22,991	24,775
Acquired software technology	13,336	15,739
Trademarks	2,391	2,391

	38,718	42,905

Deferred Tax Asset	17,039	16,673

Total assets	$341,060	$330,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,522	$1,768
Accrued expenses and other liabilities	19,084	18,677
Income tax payable	1,332	1,386
Deferred revenue	32,956	26,775

Total current liabilities	54,894	48,606

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 30,373,567 and 30,222,983 shares, respectively	304	302
Additional paid-in capital	259,252	257,816
Deferred compensation	(636)	(725)
Retained earnings	40,534	38,972
Accumulated other comprehensive loss	62	(1,188)

	299,516	295,177
Less treasury stock, at cost, 1,172,890 and 1,162,202 shares, respectively	(13,350)	(13,211)

Total stockholders’ equity	286,166	281,966

Total liabilities and stockholders’ equity	$341,060	$330,572

JDA SOFTWARE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except earnings per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
REVENUES:
Software licenses	$10,353	$15,307	$17,496	$25,524
Maintenance services	21,673	21,496	43,326	43,202

Product revenues	32,026	36,803	60,822	68,726

Consulting services	17,865	16,733	35,273	33,647
Reimbursed expenses	1,871	1,361	3,520	2,775

Service revenues	19,736	18,094	38,793	36,422

Total revenues	51,762	54,897	99,615	105,148

COST OF REVENUES:
Cost of software licenses	370	491	762	716
Amortization of acquired software technology	1,150	1,263	2,403	2,562
Cost of maintenance services	6,965	5,709	12,928	11,322

Cost of product revenues	8,485	7,463	16,093	14,600

Cost of consulting services	12,715	13,142	24,769	26,093
Reimbursed expenses	1,871	1,361	3,520	2,775

Cost of service revenues	14,586	14,503	28,289	28,868

Total cost of revenues	23,071	21,966	44,382	43,468

GROSS PROFIT	28,691	32,931	55,233	61,680

OPERATING EXPENSES:
Product development	11,245	10,744	22,003	22,420
Sales and marketing	9,292	9,671	17,508	19,073
General and administrative	6,347	6,936	13,312	12,465
Amortization of intangibles	891	849	1,784	1,698
Restructuring charge and adjustments to acquisition-related reserves	521	880	521	2,439

Total operating expenses	28,296	29,080	55,128	58,095

OPERATING INCOME	395	3,851	105	3,585

Other income, net	1,294	627	2,224	1,143

INCOME BEFORE INCOME TAXES	1,689	4,478	2,329	4,728

Income tax provision	614	895	767	442

NET INCOME	$1,075	$3,583	$1,562	$4,286

BASIC EARNINGS PER SHARE	$.04	$.12	$.05	$.15

DILUTED EARNINGS PER SHARE	$.04	$.12	$.05	$.15

SHARES USED TO COMPUTE:
Basic earnings per share	29,172	28,757	29,139	28,953

Diluted earnings per share	29,648	29,023	29,661	29,273

JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

NON-GAAP OPERATING INCOME AND ADJUSTED EBITDA

Operating income (GAAP BASIS)	$395	$3,851	$105	$3,585

Adjustments for non-GAAP measures of performance:
Add back amortization of acquired software technology	1,150	1,263	2,403	2,562
Add back amortization of intangibles	891	849	1,784	1,698
Add back restructuring charge and adjustments to acquisition-related reserves	521	880	521	2,439

Adjusted non-GAAP operating income	$2,957	$6,843	$4,813	$10,284

Add back depreciation	1,865	2,436	3,803	4,800
Add back stock-based compensation	228	31	445	31

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization	$5,050	$9,310	$9,061	$15,115

NON-GAAP OPERATING INCOME AND AJDUSTED EBITDA, as a percentage of revenue

Operating income (GAAP BASIS)	1%	7%	—%	3%

Adjustments for non-GAAP measures of performance:

Amortization of acquired software technology	2%	2%	2%	3%
Amortization of intangibles	2%	1%	2%	2%
Restructuring charge and adjustments to acquisition-related reserves	1%	2%	1%	2%

Adjusted non-GAAP operating income	6%	12%	5%	10%

Depreciation	4%	5%	4%	4%
Stock-based compensation	—%	—%	—%	—%

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization	10%	17%	9%	14%

NON-GAAP EARNINGS PER SHARE

Diluted earnings per share (GAAP BASIS)	$.04	$.12	$.05	$.15

Adjustments for non-GAAP measures of performance, net of tax:
Amortization of acquired software technology	.02	.03	.06	.06
Amortization of intangibles	.02	.02	.04	.04
Restructuring charges and adjustments to acquisition-related reserves	.01	.02	.01	.05
Discrete tax item benefits	—	(.02)	—	(.05)

Adjusted non-GAAP diluted earnings per share	$.09	$.17	$.16	$.25

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

CASH FLOW INFORMATION

Net cash provided by operating activities	$13,319	$1,708	$18,386	$7,549

Net cash used in investing activities:
Net (purchases) sales and maturities of marketable securities	$42,010	$103	$35,484	$(324)
Payment received on promissory note receivable	—	148	1,213	1,200
Purchase of other property and equipment	(1,230)	(979)	(1,972)	(2,558)
Other, net	47	(166)	(59)	(270)

	$40,827	$(894)	$34,666	$(1,952)

Net cash provided by financing activities:
Purchase of treasury stock	$(92)	$(6,508)	$(139)	$(8,659)
Other, net	104	205	1,004	843

	$12	$(6,303)	$865	$(7,816)

JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260